As filed with the Securities and Exchange Commission on November 21, 1996

                                   Registration No.
---------------------------------------------------------------------------


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                        ________________
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                        _______________

                   UNION PACIFIC CORPORATION
    (Exact name of registrant as specified in its charter)

           Utah                                   13-2626465
 (State or other jurisdiction of incorporation    I.R.S. Employer
      or organization)                           Identification No.


     Eighth and Eaton Avenues
     Bethlehem, Pennsylvania                             18018
     (Address of Principal Executive Offices)         (Zip Code)

               1993 Stock Option and Retention Stock Plan of
                       Union Pacific Corporation
                          (Full title of plan)

                        RICHARD J. RESSLER, ESQ.
                        Assistant General Counsel
                       UNION PACIFIC CORPORATION
                        Eighth and Eaton Avenues
                     Bethlehem, Pennsylvania  18018
                             (610) 861-3200

(Name, address and telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE
____________________________________________________________________________
                           Proposed   Proposed
Title of                   maximum    maximum
Securities     Amount      offering   aggregate     Amount of
to be          to be       price per  offering      registration
Registered     registered  share      price         fee
___________________________________________________________________________
Common Stock,  11,896,800  $56.4375   $671,425,650  $203,462.32
Par Value $2.50   Shares    (1)            (1)
Per Share
___________________________________________________________________________

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales price of shares of Common Stock on November 19, 1996.


                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective, Union Pacific Corporation (the "Company") hereby incorporates herein the contents of its earlier Registration Statement (Registration No. 033-51071) by this reference and hereby deems such contents to be a part hereof, except as otherwise updated or modified in this filing as noted herein.

Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

  Opinion stating that the shares of Common Stock registered hereunder, when sold, will be validly issued, fully paid and non-assessable in accordance with Utah law has been rendered to the Company on November 21, 1996 by Richard J. Ressler, Esq., Assistant General Counsel of the Company. Mr. Ressler owns approximately 16,573 shares of Common Stock, including restricted shares granted under the Company's 1993 Stock Option and Retention Stock Plan, and holds options to purchase 95,618 additional shares of Common Stock.

Item 8.        Exhibits.
               --------

  The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number                     Exhibit
--------------                     -------

    5    -            Opinion of Richard J. Ressler, Esq.

  23.1   -            Consent of Deloitte & Touche LLP.

  23.2   -            Consent of Richard J. Ressler, Esq.
                      (included in Exhibit 5 above).

  24     -            Powers of Attorney.

                           SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, Union Pacific Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, Commonwealth of Pennsylvania, on this 21st day of November, 1996.


                         UNION PACIFIC CORPORATION


                              By:/s/ Carl W. von Bernuth
                                 -----------------------------------
                                Carl W. von Bernuth
                                Senior Vice President and
                                     General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below on this 21st day of November, 1996, by the following persons in the capacities indicated.


          Signature                      Title
          ---------                      -----


/s/ Drew Lewis                           Chairman of the Board, Chief Executive
------------------------------------     Officer and Director
(Drew Lewis)                             (Principal Executive Officer)


/s/ L. White Matthews, III               Executive Vice President - Finance
------------------------------------     and Director
(L. White Matthews, III)                 (Principal Financial Officer)


/s/ Joseph E. O'Connor, Jr.              Vice President and Controller
------------------------------------     (Principal Accounting Officer)
(Joseph E. O'Connor, Jr.)

Philip F. Anschutz       Director       )
Robert P. Bauman         Director       )
Richard B. Cheney        Director       )
E. Virgil Conway         Director       )
Richard K. Davidson      Director       )
Spencer F. Eccles        Director       )
Elbridge T. Gerry, Jr.   Director       )
William H. Gray, III     Director       )
Judith Richards Hope     Director       )        By:/s/ Thomas E. Whitaker
Richard J. Mahoney       Director       )        ----------------------
Jack L. Messman          Director       )          (Thomas E. Whitaker
John R. Meyer            Director       )           as Attorney-in-Fact)
Thomas A. Reynolds, Jr.  Director       )
James D. Robinson, III   Director       )
Robert W. Roth           Director       )
Richard D. Simmons       Director       )

                       INDEX TO EXHIBITS


Exhibit
Number                           Exhibit
-------                          -------

    5               -   Opinion of Richard J. Ressler, Esq.

  23.1              -   Consent of Deloitte & Touche LLP.

  23.2              -   Consent of Richard J. Ressler, Esq.
                        (included in Exhibit 5 above)

  24                -   Powers of Attorney.